Exhibit 99.2

SendGrid Q1-18 Earnings Supplement May 1, 2018 1

Legal Information This presentation and any discussion relating to it contain “forward-looking” statements that are based on SendGrid management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about SendGrid’s outlook for the quarter ending June 30, 2018 and the full year ending December 31, 2018. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks that could cause actual results to differ materially from forecasted results are included in SendGrid’s filings with the SEC. Except as required by law, SendGrid assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, SendGrid uses certain non-GAAP financial measures to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of SendGrid’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation below of these non-GAAP measures to their most directly comparable GAAP financial measures. SendGrid believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by SendGrid management for financial and operational decision-making. 2

Q1 2018 Highlights Revenue of $32.6M, up 31% compared with $24.8M in Q1-17 Gross margin of 73.9%, flat compared with Q1-17 GAAP Net Loss of $(1.3)M, an improvement of $0.5M compared with a loss of $(1.8)M in Q1-17 Non-GAAP Adjusted Net Income (ANI) of $1.0M, a $1.0M year-over-year improvement Net Cash Flows from Operating Activities of $(39,000), and non-GAAP Free Cash Flow of $(7.8)M, down $6.2M compared with $(1.6)M of Free Cash Flow in Q1-17 Grew email volume to 130.4 billion transactions in the quarter, up 29% Subscription Net Dollar Retention Rate (NDR) of 113%, compared with 117% in Q1-17 3

First Quarter Revenue Grew 31% YoY 4

Delivered Gross Margin of 73.9% in Q1 5

Delivered Profitability of $1.0M on an Adjusted Net Income basis in Q1 6 NOTE: See appendix for definition of Adjusted Net Income (ANI).

Grew Customer Count 35% YoY in Q1 7

Email Volume Increased 29% in Q1 8

Subscription NDR Rate Remains Strong 9 NOTE: Our subscription net dollar retention rate compares the subscription revenue from a set of customers in a period to the same period in the prior year. To calculate the subscription net dollar retention rate for a period, we first identify the cohort of customers in the equivalent prior-year period. Subscription net dollar retention rate for a period is the quotient obtained by dividing the subscription revenue generated from that cohort in a period, by the subscription revenue generated from that same cohort in the corresponding prior-year period.

Q2-18 and FY-2018 Outlook Metric Q2-2018 FY-2018 Prior (2/26/18) Update Revenue ($M) $34.2-$34.4 $139.0-$141.0 $140.3-$142.3 Midpoint Revenue Growth Rate 27% 25% 26% Adj. Net Income (ANI) ($M) $0.5-$1.0 $2.0-$4.0 $4.5-$6.5 Stock Compensation ($M) $2.5-$3.0 N/A N/A 10 * NOTE: Not included in the Q2-18 outlook is approximately $2.5M-$3M of stock compensation expense, and less than $500,000 of restructuring and M&A-related expense. A reconciliation of non-GAAP adjusted net income to the most directly comparable GAAP measure, or net income (loss), for the full-year 2018 is not available on a forward-looking basis without unreasonable efforts and uncertainty due to the unpredictability and complexity of the charges excluded from non-GAAP adjusted net income (loss), including, without limitation, stock-based compensation. Stock-based compensation expenses are impacted by future hiring and retention needs, as well as the future fair market value of SendGrid’s common stock, all of which are difficult to predict and subject to change. SendGrid expects the above charges, including stock-based compensation, collectively will have a significant, and potentially unpredictable, impact on its GAAP net income (loss) for 2018.

APPENDIX 11

Historic Revenue $ Contributions by Product Revenue Source ($M) Q1-18 Q4-17 Q3-17 Q2-17 Q1-17 Email API $25.9 $25.2 $22.5 $21.4 $19.9 Marketing Campaigns $5.4 $5.2 $3.9 $3.2 $2.7 Predecessor Email Marketing Service $0.0 $0.2 $0.9 $1.4 $1.5 Services & Other $1.3 $1.1 $1.0 $1.0 $0.7 Total Revenue $32.6 $31.7 $28.3 $27.0 $24.8 Total MC + Legacy Tool $5.4 $5.4 $4.8 $4.6 $4.2 12 NOTE: Marketing Campaigns replaced SendGrid’s predecessor email marketing tool, which was discontinued as of December 2017.

Historic Revenue % Contributions by Product Revenue Source Q1-18 Q4-17 Q3-17 Q2-17 Q1-17 Email API 79.4% 79.5% 79.5% 79.3% 80.3% Marketing Campaigns 16.6% 16.4% 13.8% 11.9% 10.9% Predecessor Email Marketing Service 0.0% 0.6% 3.2% 5.2% 6.0% Services & Other 4.0% 3.5% 3.5% 3.6% 2.8% Total Revenue 100% 100% 100% 100% 100% 13 NOTE: Marketing Campaigns replaced SendGrid’s predecessor email marketing tool, which was discontinued as of December 2017.

Adjusted Net Income (ANI) Reconciliation 14

Free Cash Flow Reconciliation 15

Non-GAAP Expense Reconciliation: Cost of Revenue and R&D 16

Non-GAAP Expense Reconciliation: Selling & Marketing and G&A 17